UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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IMH SECURED LOAN FUND, LLC
(Name of Registrant as Specified in Its Charter)

THE COMMITTEE TO PROTECT IMH SECURED LOAN FUND
LGM CAPITAL PARTNERS LLC
G. LOUIS GRAZIADIO III
WILLIAM R. LANG
TODD A. MIKLES
RONALD TUCEK
CLIFF RATLIFF
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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The following is the updated contents of The Committee to Protect IMH Secured Loan Fund’s website, http://www.lgmcapitalpartners.com:

BEFORE YOU CAN ACCESS THIS WEBSITE you must agree to the terms and conditions below. If you agree, check the "I AGREE" box below and then click the “PROCEED” Button.

THIS WEBSITE IS FOR GENERAL INFORMATIONAL PURPOSES ONLY. THE INFORMATION CONTAINED HEREIN DOES NOT HAVE REGARD TO THE SPECIFIC INVESTMENT OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEED OF ANY SPECIFIC PERSON WHO MAY VIEW THIS WEBSITE. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF THE COMMITTEE TO PROTECT IMH SECURED LOAN FUND (THE “COMMITTEE”), AND ARE BASED ON AND DERIVED FROM GENERALLY AVAILABLE PUBLIC INFORMATION AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) BY IMH SECURED LOAN FUND, LLC (THE “FUND”), CONTAINED IN MEMBER REPORTS PREPARED BY THE FUND'S MANAGEMENT, AND OTHER PUBLICLY DISSEMINATED INFORMATION AS PROVIDED FROM TIME TO TIME BY THE FUND AND OTHER THIRD PARTIES. THE COMMITTEE MAKES NO REPRESENTATIONS, GUARANTEES, OR WARRANTIES THAT SUCH SEC FILING DATA ARE ACCURATE OR WITH RESPECT TO ANY STATEMENTS OR OTHER INFORMATION PROVIDED BY ANY THIRD PARTY, THE FUND, ITS AGENTS, MANAGEMENT, OR OTHERWISE. THE COMMITTEE SHALL NOT BE HELD LIABLE FOR ANY MISINFORMATION CONTAINED IN OR DERIVED FROM ANY SEC FILING MADE BY THE FUND OR FROM ANY OTHER THIRD PARTY.

UNLESS OTHERWISE NOTED, THE COMMITTEE HAS NOT SOUGHT OR OBTAINED CONSENT FROM ANY THIRD PARTY TO USE ANY STATEMENTS OR INFORMATION INDICATED IN THIS WEBSITE AS HAVING BEEN OBTAINED OR DERIVED FROM STATEMENTS MADE OR PUBLISHED BY THIRD PARTIES. ANY SUCH STATEMENTS OR INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN. THE SITE AND THE CONTENTS ARE PROVIDED ON AN “AS IS” BASIS. THE COMMITTEE AND ANY OTHER PROVIDERS OF THE INFORMATION EXPRESSLY DISCLAIM ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF ACCURACY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON−INFRINGEMENT.

THIS WEBSITE MAY CONTAIN “FORWARD-LOOKING STATEMENTS” INCLUDING FORWARD-LOOKING STATEMENTS REFLECTING THE CURRENT VIEWS OF THE COMMITTEE BASED ON INFORMATION CURRENTLY AVAILABLE TO THE COMMITTEE, WITH RESPECT TO, AMONG OTHER THINGS, THE POTENTIAL EFFECTS OF THE CONVERSION TRANSACTIONS PROPOSED BY THE FUND, THE EFFECTIVENESS OF INVESTORS MORTGAGE HOLDINGS, INC AS MANAGER OF THE FUND, THE BENEFITS OF APPOINTING LGM CAPITAL PARTNERS LLC OR ITS AFFILIATE AS THE MANAGER OF THE FUND AND THE FUND’S STRATEGIC OBJECTIVES, BUSINESS PROSPECTS, FUTURE FINANCIAL CONDITION, BUDGETS, PROJECTED LEVELS OF PRODUCTION, PROJECTED COSTS AND PROJECTED LEVELS OF REVENUES AND PROFITS. SUCH STATEMENTS ARE IDENTIFIED BY WORDS OR PHRASES SUCH AS “ANTICIPATES,” “ESTIMATES,” “PROJECTS,” “BELIEVES,” “INTENDS,” “EXPECTS” AND SIMILAR WORDS AND PHRASES. THE FORWARD-LOOKING STATEMENTS HEREIN INVOLVE RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.  THE COMMITTEE DOES NOT UNDERTAKE ANY OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO SUCH FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES OCCURRING AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THESE AND OTHER RELEVANT FACTORS AND ANY OTHER INFORMATION INCLUDED ON THIS WEBSITE, AND INFORMATION THAT MAY BE CONTAINED IN OUR OTHER FILINGS WITH THE SEC, SHOULD BE CAREFULLY CONSIDERED WHEN REVIEWING ANY FORWARD-LOOKING STATEMENT. ACCORDINGLY, YOU SHOULD NOT RELY UPON FORWARD-LOOKING STATEMENTS AS A PREDICTION OF ACTUAL RESULTS.

THIS WEBSITE MAY BE DEEMED TO CONSTITUTE PROXY SOLICITATION MATERIAL AND IS INTENDED SOLELY TO INFORM MEMBERS OF THE FUND SO THAT THEY MAY MAKE AN INFORMED DECISION REGARDING THE FUND’S PROPOSED CONVERSION TRANSACTIONS AND THE COMMITTEE’S PROPOSED CONSENT SOLICITATION.

THIS WEBSITE DOES NOT RECOMMEND THE PURCHASE OR SALE OF ANY SECURITY. UNDER NO CIRCUMSTANCES IS THIS WEBSITE TO BE USED OR CONSIDERED AS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY.   MEMBERS OF THE COMMITTEE RESERVE THE RIGHT TO CHANGE THEIR OPINIONS REGARDING THE FUND AT ANY POINT IN TIME AS THEY DEEM NECESSARY.

THE COMMITTEE HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A DEFINITIVE CONSENT SOLICITATION STATEMENT AND ACCOMPANYING CONSENT CARD TO BE USED TO SOLICIT (A) CONSENT REVOCATIONS FROM THE MEMBERS OF IMH SECURED LOAN FUND, LLC, WITH RESPECT TO THE CONVERSION TRANSACTIONS PROPOSED BY THE FUND AND ITS CURRENT MANAGER AND (B) CONSENTS FROM THE FUND’S MEMBERS IN SUPPORT OF THE REMOVAL OF THE FUND’S CURRENT MANAGER, INVESTORS MORTGAGE HOLDINGS INC., REPLACEMENT OF THE CURRENT MANAGER WITH LGM CAPITAL PARTNERS LLC AND AMENDMENT OF THE FUND’S FEE STRUCTURE.  THE DEFINITIVE CONSENT SOLICITATION STATEMENT AND ACCOMPANYING CONSENT CARD WILL BE MAILED TO MEMBERS OF IMH SECURED LOAN FUND, LLC ON OR ABOUT JUNE 4, 2010.

THE COMMITTEE STRONGLY ADVISES ALL MEMBERS OF THE FUND TO READ THE DEFINITIVE CONSENT SOLICITATION STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. SUCH CONSENT SOLICITATION STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE COMMITTEE’S CONSENT SOLICITOR, INNISFREE M&A INCORPORATED, TOLL FREE AT 1-888-750-5834 (BANKS AND BROKERAGE FIRMS CALL COLLECT AT 1-212-750-5833).

THE PARTICIPANTS IN THE CONSENT SOLICITATION ARE LGM CAPITAL PARTNERS LLC, A DELAWARE LIMITED LIABILITY COMPANY, AND LGM CAPITAL PARTNERS LLC’S MEMBERS, G. LOUIS GRAZIADIO III, WILLIAM R. LANG AND TODD A. MIKLES, AS WELL AS TWO MEMBERS OF THE FUND, RONALD TUCEK AND CLIFF RATLIFF.  NONE OF THE PARTICIPANTS HAS ANY DIRECT OR INDIRECT INTERESTS IN THE MATTERS TO BE ACTED UPON PURSUANT TO THE CONSENT SOLICITATION OTHER THAN AS A MEMBER OF THE FUND OR WITH RESPECT TO THE PROPOSAL TO ELECT AND ADMIT LGM CAPITAL PARTNERS LLC OR ITS AFFILIATE AS THE NEW MANAGER OF THE FUND.  THE PARTICIPANTS COLLECTIVELY OWN AN AGGREGATE OF 25 MEMBERSHIP UNITS OF THE FUND, CONSISTING OF THE FOLLOWING: (1) 20 MEMBERSHIP UNITS HELD BY RONALD TUCEK, OF WHICH LGM CAPITAL PARTNERS LLC OWNS THE ECONOMIC AND BENEFICIAL OWNERSHIP INTEREST IN 1 MEMBERSHIP UNIT AND (2) 5 MEMBERSHIP UNITS HELD BY CLIFF RATLIFF.  MORE INFORMATION ABOUT THE PARTICIPANTS AND THEIR INTERESTS IS SET FORTH IN THE DEFINITIVE CONSENT SOLICITATION STATEMENT THAT HAS BEEN FILED BY THE COMMITTEE WITH THE SECURITIES AND EXCHANGE COMMISSION AND WILL BE MAILED TO MEMBERS OF IMH SECURED LOAN FUND, LLC ON OR ABOUT JUNE 4, 2010.

THIS COMMUNICATION IS NOT A SOLICITATION OF A PROXY, WHICH MAY BE DONE ONLY PURSUANT TO A DEFINITIVE PROXY STATEMENT.

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You should be aware that the current management of IMH Secured Loan Fund, LLC is soliciting your consent to transactions that would convert the Fund into a Delaware corporation named IMH Financial Corporation and use the new corporation to buy out Investors Mortgage Holdings Inc., the Fund’s current manager, as well as all of the outstanding membership interests of IMH Holdings, LLC, an entity affiliated with the current manager. The Committee to Protect IMH Secured Loan Fund strongly believes that the conversion transactions proposed by the current manager are not in your best interest.

The Committee is comprised of LGM Capital Partners LLC, a limited liability company formed by G. Louis Graziadio III, Todd A. Mikles and William R. Lang, as well as two current members of the Fund. Messrs. Graziadio, Mikles and Lang are highly qualified and experienced finance and real estate professionals. Principals of our Committee were contacted by existing members of the Fund with their concerns about the proposed conversion transactions. In response to these concerns, we formed the Committee. THE COMMITTEE INTENDS TO SOLICIT THE CONSENT OF THE FUND’S MEMBERS TO (I) REVOKE ANY CONSENTS PREVIOUSLY SUBMITTED TO THE FUND IN SUPPORT OF THE FUND’S PROPOSED CONVERSION TRANSACTIONS AND (II) REPLACE THE CURRENT MANAGER, INVESTORS MORTGAGE HOLDINGS INC., WITH LGM CAPITAL PARTNERS LLC OR ITS AFFILIATE AS THE NEW MANAGER OF THE FUND.

The Committee strongly urges members NOT to respond to any solicitation made by the Fund, the current manager or their solicitors and NOT to return a consent card approving the Fund’s proposals. You deserve the opportunity to review the Committee’s consent solicitation materials and decide for yourself who will best serve your interests.

Soon you will be receiving the COMMITTEE’s CONSENT SOLICITATION STATEMENT and BLUE consent card. >> Learn about the issues.

© Copyright 2010 LGM Capital Partners LLC All rights reserved.

Soon you will be receiving consent solicitation material from our Committee, along with a BLUE consent card. We urge you to refrain from returning any consent to the Fund until you have had an opportunity to review our Committee’s solicitation materials.

The Committee believes that the current manager of the Fund, Investors Mortgage Holdings Inc., has been ineffective and that the proposed conversion transactions are just an ill-conceived and self-interested way for the principals of the current manager to liquidate their entity at your expense. Consider the following:

1.	At 12/31/2005, the total principal amount of the Fund’s outstanding loans was $92,945,000, of which no loans were in default (Source: page 41 of the Fund’s Consent Solicitation/Prospectus).
2.
At 12/31/2006, the total principal amount of the Fund’s outstanding loans was $258,615,000, of which $13,901,000 in principal was in default, or 5.4% (Source: page 41 of the Fund’s Consent Solicitation/Prospectus).

3.
At 12/31/2007, the total principal amount of the Fund’s outstanding loans was $510,797,000, of which $133,498,000 in principal was in default, or 26.1% (Source: page 41 of the Fund’s Consent Solicitation/Prospectus).

4.
At 12/31/2008, the total principal amount of the Fund’s outstanding loans was $613,854,000, of which $226,629,000 in principal was in default, or 36.9% (Source: page 41 of the Fund’s Consent Solicitation/Prospectus).

5.
At 12/31/2009, the total principal amount of the Fund’s outstanding loans was $544,448,000, of which $531,998,000 in principal was in default, or 97.7% (Source: page 41 of the Fund’s Consent Solicitation/Prospectus).

•
During the period from 2005 through 2009, the current manager received total fees of $93,027,000, of which $63,683,000 has been received just since 2007. Meanwhile, the value of the Fund has significantly decreased during this same period. Specifically, while the Fund has raised an aggregate of $730,000,000 of capital from its members, their equity had fallen to $322,000,000 by the end of 2009, while the Fund’s cash has decreased from $73,600,000 in 2007 to $963,000 at December 31, 2009. Additionally, the default rate on the entire portfolio as of December 31, 2009 was 97.7%. Real estate owned as of December 31, 2008 and 2009 was $62,781,000 and $104,231,000 respectively. The above graph shows the percentage (by dollar amount) of the Fund’s loans that have gone into default during the period from 2005 through 2009.

•
As the Fund has disclosed, the current manager and its lead executives have limited knowledge and experience with managing and developing real estate. We are concerned that the current manager is ill equipped to handle the volume of mortgage assets that have been and that we expect will be converted to real estate owned. In fact, the current manager has stated that they may not be able to manage the development process in a timely or cost-effective manner or at all.

•
The current manager has indicated that if the conversion transactions do not go forward, it may resign unless its management fee structure is changed to an asset management fee of 1.5% to 2.0% of the cost basis of the total assets under management, as well as 20% of net earnings over a “to be specified” hurdle rate. The current manager is not a hedge fund manager or a workout team, and in our opinion, it should not be compensated as such. Moreover, if this new fee structure is not approved, the current manager warns that its resignation would require the Fund members “to engage a new Manager whose fee structure may be in excess of that sought by the Manager.” Our consent solicitation will offer you an alternative to replace the current manager with a new manager, LGM Capital Partners LLC, who will work toward resuming distributions to the members of the Fund as soon as practicable and who will provide a well thought out strategy, the experience required to maximize the value of your investment and a fee structure that better aligns the fees paid to the new manager with the success of the Fund.

•
Now that the earnings of the current manager are in decline and the Fund has little or no cash with which to make loans and generate further fees for themselves, the current manager has decided to sell itself to the Fund. The executives of the current manager who devised and executed the business strategy that has resulted in the substantial loss of value of the Fund are now asking you to let them continue as executives overseeing your investment in a new corporation and to further benefit themselves at your expense. Ask yourself: why should you continue to trust the current manager’s executives with your investment when under their stewardship the Fund lost over $400,000,000 of stockholder's equity while the manager was paid in excess of $93,000,000 during the period from 2005 through 2009, more than $63,000,000 of which was paid since 2007? Why would you hire these executives as managers of your investment in the Fund when the portfolio of loans they have underwritten using your investment has a 97.7% default rate as of December 31, 2009?

•
If the proposed conversion transactions are allowed to proceed, the current manager intends to conduct an initial public offering of shares in the new corporation. It is questionable whether this company, in the current market environment and with its track record of a 97.7% loan default rate, will be able to conduct a successful public offering and provide distributions and liquidity to its members. Even if an initial public offering does occur, members will be subject to transfer restrictions for up to a year following the initial public offering. Additionally, an initial public offering would dilute existing members and there is no telling how much dilution you will suffer because the current manager has not proposed a minimum price for the initial public offering. Further, if the conversion transactions and the initial public offering are allowed to proceed, the current manager intends to market and sell a significant portion of the Fund’s assets and to use the proceeds from such sales and the initial public offering to generate income through future investments in, and the active management of, a diversified investment portfolio of performing, distressed and non-performing commercial mortgage loans and other attractively priced real estate related investments. Given the current manager’s track record of underwriting a portfolio of loans with a 97.7% default rate, we believe that with the current management team this is the wrong strategy.

•
The Fund is not managed by an independent board of directors and the conversion transactions were not negotiated at arm’s length by disinterested parties. Instead, the current manager acted on behalf of the Fund in approving and recommending the conversion transactions. The current manager does not own any membership units in the Fund and the current manager’s principals own less than 1% of the Fund’s membership units. Yet, in the conversion transactions, the Fund’s principals will be issued approximately 5.3% of the fully-diluted shares in the new corporation, subject to downward adjustment in connection with net loss to be incurred by the current manager in the first quarter of 2010. The Fund has stated that this consideration is expected to represent $17,900,000 in value, which in our opinion is an excessive amount given the current manager’s track record with your investment. Indeed, the principals of the current manager will receive this new ownership without any new investment being made on their part, and only in exchange for the equity they hold in an entity that they have disclosed will realize a loss in the first quarter of 2010 and that has a track record of overseeing a steep decline in the value of your investment. The Committee strongly disagrees with the further enrichment of the principals of the current manager at your expense. Furthermore, the current manager has concluded that the conversion transactions do not constitute a “roll-up transaction” under the Fund’s operating agreement, which conveniently eliminates certain important appraisal rights and other protections the members would otherwise be entitled to under the Fund’s operating agreement.

•
The current manager’s proposed conversion transactions will convert your membership interests into shares in a new corporation. The Fund then intends to make a tax election to reduce the tax basis of those shares received by investors to fair market value, resulting in a lower tax basis in your shares. The Fund has reported that this election will result in the inability of the Fund's members to directly realize your portion of the $408,515,000 loss that otherwise would pass through to the investors. You should consult your tax advisor for a full understanding of the particular tax consequences of this proposal.

YOU SHOULD SEND A MESSAGE TO THE CURRENT MANAGER THAT YOU WILL NOT REWARD ITS INEFFECTIVE MANAGEMENT: REJECT THE CONVERSION TRANSACTIONS AND REPLACE THE CURRENT MANAGER.

We are offering you a value-enhancing alternative. The Committee plans to request consents from the members of the Fund to replace the current manager with LGM as the new manager of the Fund. LGM’s strategy is to stop the erosion of the value of the Fund’s assets and create value for the benefit of the members by effectively managing the real estate and mortgage assets currently held by the Fund. Unlike the current manager, which admits to not having a loan workout team and to having only limited knowledge of managing and developing real estate, we believe the principals of LGM have the requisite skill sets, track record and network of professionals to execute this plan and manage the Fund’s assets with a view to maximize the value of each member’s investment and recommence distributions to the Fund’s investors. Furthermore, unlike the current manager, LGM is willing and able to accomplish these goals within an appropriate management fee structure.

LGM’s team of experienced professionals brings years of experience and relationships necessary to resolve the complex problems the Fund is facing today. LGM has prepared a business strategy that the Committee believes will maximize the value of the members’ investment in the Fund. Our priorities will be:

•
Asset Stabilization – As of December 31, 2009, 97.7% of the loans originated by The current manager were in default. With virtually all of the Fund’s loans in default, LGM recognizes the need to re-evaluate the Fund’s assets, which process will commence with an asset-by-asset evaluation of the Fund’s portfolio, which may include inspecting collateral, meetings with individual borrowers and guarantors and reviewing the regulatory, engineering, construction and marketing status of specific properties. Through this process, LGM will make assessments of the likelihood of recovery on defaulted loans and the likely timetable to achieve each recovery.

•
Strategic Management – LGM intends to manage the Fund’s assets proactively with the primary objective of preserving and enhancing value through effective hands-on management and strategic repositioning of the Fund’s assets. LGM will identify which loans can be modified into performing status or analyze alternatives to minimize losses and promote recoveries on those loans which are not suitable for restructuring, which could include the sale of these loans to third parties or foreclosing on the collateral securing such loans. Loan restructurings will facilitate borrowers’ resumption of interest payments and maximize cash flow to the Fund.

•
Increasing Equity and Cash Flow – LGM plans to generate revenue for the Fund from three sources: (i) interest payments and fees on performing loans; (ii) income derived from the restructuring of non-performing loans, (iii) management of income producing real estate owned; and (iv) through profit participation in joint venture land development utilizing the contribution of entitled and un-entitled land in an effort to turn non-performing assets into performing assets.  LGM will continually assess, develop and implement appropriate strategies with the goal of resuming distribution payments to the members of the Fund as soon as practicable.  These strategies may include capitalizing on undervalued assets and seeking opportunities to originate low leverage first mortgage loans on commercial, industrial, multi-family and special purpose properties and debtor in possession loans utilizing funds from operations and the sale of certain assets to third parties.

The current manager has overseen a steep decline in value of the Fund, while earning significant fees and without owning any membership interest in the Fund. By contrast, the members of the Committee have, and will continue to have, a vested interest in the success of the Fund through ownership of membership units, and upon successful completion of the Committee’s consent solicitation, through a reasonable fee structure tied to the effective management of the Fund’s assets. Further, and subject to the completion of satisfactory due diligence, LGM will make available from its own funds, a $5,000,000, prime rate bridge loan not to exceed three years, secured by a first position lien against assets having equivalent value, for the express purpose of paying expenses associated with the stabilization of the Fund’s assets.

We recognize that you have not received distributions from the Fund since the second quarter of 2009. If approved as manager of the Fund, LGM’s objective is to resume making distributions to members of the Fund as soon as practicable. The recommencement of such distributions will depend on a number of factors, including the Fund’s financial performance and results of operations, general business conditions, anticipated capital events, any regulatory or legal requirements and other relevant factors identified and considered by the manager from time to time. As discussed above, LGM intends to increase the Fund’s cash flow through the interest payments and fees on performing loans, income derived from the restructuring of non-performing loans, management of income producing real estate owned, through profit participation in joint venture land development utilizing the contribution of entitled and un-entitled land in an effort to turn non-performing assets into performing assets and through the sale of certain assets to third parties. LGM’s ability to make distributions in the future will be subject to the success of these cash flow generating strategies. However, given the current state of the Fund and its lack of cash, it is possible that the strategies that LGM intends to implement in order to increase the Fund’s cash flow and recommence distributions to the Fund’s members may not be successful, and therefore, it is possible that LGM may not be able to recommence distributions as quickly as anticipated or at all. All future distributions must be approved by, and remain subject to the sole discretion of the manager.

The Fund’s Steep Decline Cannot be Accounted for Simply by Market Movement

The Committee acknowledges that the financial crises of the past several years heavily impacted the real estate industry in the Fund’s primary markets. However, even if the financial crisis is taken into account, the Committee believes that the Fund has underperformed when compared to other similarly situated lenders. The current manager has chosen to compare the Fund’s performance to that of the NAREIT mortgage REIT index, an index which tracks the performance of publicly traded real estate mortgage REIT’s (real estate investment trusts). The NAREIT mortgage REIT index is comprised of both residential and commercial lenders having business plans that include the acquisition of commercial and residential mortgage securities from third parties as well as the origination of long term mortgage loans. The current manager originated short term (typically 6 to 18 months, not to exceed 36 months), high interest loans commonly referred to as “hard money loans”, generally having a loan-to-value ratio of not more than 60% and typically for the development of both entitled and un-entitled land and for construction projects at various stages of completion. Indeed, in its public filings, the Fund states that it “historically focused on construction loans.” Therefore, the Committee believes a comparison to the NAREIT mortgage REIT index does not in fact provide an accurate measure of the Fund’s, and therefore the manager’s performance.

The Committee believes that a better indicator of the Fund’s performance is a comparison to the total national delinquency rate for construction loans. The following chart shows the quarterly total delinquency rate of construction loans issued by U.S. banks and thrifts from the fourth quarter of 2007 through the fourth quarter of 2009:

As you can see, the total national delinquency rate of construction loans during the period between the fourth quarter of 2007 and the fourth quarter of 2009 ranged from 5.0% to 18.6%. During the periods ending 2006, 2007, 2008 and 2009 the Fund’s default rate was 5.4%, 26.1%, 36.9% and 97.7% respectively, which is far in excess of the market trend.

© Copyright 2010 LGM Capital Partners LLC All rights reserved.

The Committee to Protect IMH Secured Loan Fund

The Committee is comprised of LGM Capital Partners LLC, a limited liability company formed by G. Louis Graziadio III, Todd A. Mikles and William R. Lang, as well as two current members of the Fund. Messrs. Graziadio, Mikles and Lang are highly qualified and experienced finance and real estate professionals.

For information regarding LGM Capital Partners LLC, its members and partners >> About LGM

© Copyright 2010 LGM Capital Partners LLC All rights reserved.

Members | Partners

 About LGM Capital Partners LLC

The Committee intends to solicit the consent of the Fund’s members to (i) revoke any consents previously submitted to the Fund in support of the Fund’s proposed conversion transactions and (ii) replace the current manager, Investors Mortgage Holdings Inc., with LGM Capital Partners LLC or its affiliate as the new manager of the Fund.

LGM Capital Partners LLC is a limited liability company formed by G. Louis Graziadio III, Todd A. Mikles and William R. Lang. Messrs. Graziadio, Mikles and Lang are highly qualified and experienced finance and real estate professionals.

LGM’s experienced teams of real estate and lending professionals bring years of experience to solve problems in the Fund without the engagement of third parties. LGM and its affiliates are or will be fully staffed and qualified to handle every aspect of the Funds asset lifecycle.

© Copyright 2010 LGM Capital Partners LLC All rights reserved.

Members | Partners

LGM & its Members

The members of LGM collectively have over 75 years of broad-based real estate and financial experience, including all aspects of real estate workouts, such as restructuring mortgages, maximizing cash flow from underperforming loans and properties, and entitling and developing raw land. We believe that LGM’s experience in developing and managing single and multi-family residential real estate, commercial real estate and commercial real estate mortgage assets, coupled with a proposed management fee structure that better aligns the fees paid to the new manager with the success of the Fund, will allow the Fund and the members to maximize its value.

G. Louis Graziadio III
LGM’s group of executives is led by G. Louis Graziadio III. Mr. Graziadio has over 39 years of experience in the financial services, real estate management, real estate development and construction industries. Mr. Graziadio was a director of Imperial Bancorp, parent company of Imperial Bank, a Los Angeles based commercial bank, which merged with Comerica Bank in January, 2001. He previously has managed the turn around of troubled companies.

William R. Lang
William R. Lang, a certified public accountant has over 25 years of experience in business combinations, mergers, acquisitions, divestitures and reorganizations. Mr. Lang was a Managing Director of Ronald Blue and Company, a diversified investment management and financial services firm with over $3.5 billion in assets under management, from 1999 until May 2005.

Todd A. Mikles
Todd A. Mikles is the Chief Executive Officer of Sovereign Capital Management, Inc., a San Diego based real estate investment company that operates properties across the United States. Mr. Mikles has experience with complex real estate transactions ranging from entitlements and development to strategic repositioning of non-performing assets.

© Copyright 2010 LGM Capital Partners LLC All rights reserved.

Members | Partners

Partners of LGM Capital Partners LLC

Bert D. Haboucha
Bert, previously a Senior Vice President of iStar Financial, Inc., has over 20 years of experience with real estate workouts, portfolio management, Corporate and Real Estate Finance. Mr. Haboucha, as Vice President with Fremont Investment & Loan as their National Manager, Special Assets Operations, has over 10 years of experience overseeing an $11 Billion loan portfolio.

© Copyright 2010 LGM Capital Partners LLC All rights reserved.

News Room

SEC Filings / Press Releases

June 3, 2010 - Definitive Consent Solicitation Statement

© Copyright 2010 LGM Capital Partners LLC All rights reserved.

We appreciate your support, and if you have any questions, please call the firm assisting us at:

Innisfree M&A Incorporated
Toll Free: (888) 750-5834
Banks and Brokerage Firms Call Collect: (212) 750-5833

If you have any additional questions you can email Jon.Reeser@lgmcapitalpartners.com

For a listing of upcoming conference calls, view here

The committee STRONGLY ADVISES all members of the Fund to read the Consent Solicitation Statement as it becomes available because it will contain important information. Such Consent Solicitation Statement is available at no charge on the SEC’s website at www.sec.gov. In addition, the Committee will provide copies of the Proxy Statement without charge upon request.

You deserve the opportunity to review the Committee’s consent solicitation materials and decide for yourself who will best serve your interests

The Committee strongly urges members NOT to respond to any solicitation made by the Fund, the current manager or their solicitors and NOT to return a consent card approving the Fund’s proposals.

© Copyright 2010 LGM Capital Partners LLC All rights reserved.

Conference Call Schedule for June 1 – 11, 2010

Registration is recommended. Email: registerme@LGMcapitalpartners.com

Or visit www.LGMcapitalpartners.com

The following conferences are scheduled for Pacific Time:

All Access numbers are unique to the Conference

Conference #1
9:00 AM Tuesday, June 1, 2010 for a duration of 1 hour (12:00 PM Eastern, 11:00 AM Central, 10:00 AM Mountain)

Conference Title: Committee to Protect IMH Secured Loan
Toll free: 888-211-0193
Passcode: 6804110

Conference #2
12:00 PM Tuesday, June 1, 2010 for a duration of 1 hour (3:00 PM Eastern, 2:00 PM Central, 1:00 PM Mountain)

Conference Title: Committee to Protect IMH Secured Loan
Toll free: 877-857-6173
Passcode: 6815402

Conference #3
9:00 AM Wednesday, June 2, 2010 for a duration of 1 hour (12:00 PM Eastern, 11:00 AM Central, 10:00 AM Mountain)

Conference Title: Committee to Protect IMH Secured Loan
Toll free: 888-211-0193
Passcode: 6804110

Conference #4
12:00 PM Wednesday, June 2, 2010 for a duration of 1 hour (3:00 PM Eastern, 2:00 PM Central, 1:00 PM Mountain)

Conference Title: Committee to Protect IMH Secured Loan
Toll free: 877-857-6173
Passcode: 6815402

Conference #5
9:00 AM Thursday, June 3, 2010 for a duration of 1 hour (12:00 PM Eastern, 11:00 AM Central, 10:00 AM Mountain)

Conference Title: Committee to Protect IMH Secured Loan
Toll free: 888-211-0193
Passcode: 6804110

Conference #6
12:00 PM Thursday, June 3, 2010 for a duration of 1 hour (3:00 PM Eastern, 2:00 PM Central, 1:00 PM Mountain)

Conference Title: Committee to Protect IMH Secured Loan
Toll free: 877-857-6173
Passcode: 6815402

Conference #7
6:00 PM Thursday, June 3, 2010 for a duration of 1 hour (9:00 PM Eastern, 8:00 PM Central, 7:00 PM Mountain)

Conference Title: Committee to Protect IMH Secured Loan
Toll free: 888-481-2877
Passcode: 4471177

Conference #8
9:00 AM Friday, June 4, 2010 for a duration of 1 hour (12:00 PM Eastern, 11:00 AM Central, 10:00 AM Mountain)

Conference Title: Committee to Protect IMH Secured Loan
Toll free: 888-211-0193
Passcode: 6804110

Conference #9
12:00 PM Friday, June 4, 2010 for a duration of 1 hour (3:00 PM Eastern, 2:00 PM Central, 1:00 PM Mountain)

Conference Title: Committee to Protect IMH Secured Loan
Toll free: 877-857-6173
Passcode: 6815402

Conference #10
12:00 PM Monday, June 7, 2010 for a duration of 1 hour (3:00 PM Eastern, 2:00 PM Central, 1:00 PM Mountain)

Conference Title: Committee to Protect IMH Secured Loan
Toll free: 877-857-6173
Passcode: 6815402

Conference #11
6:00 PM Monday, June 7, 2010 for a duration of 1 hour (9:00 PM Eastern, 8:00 PM Central, 7:00 PM Mountain)

Conference Title: Committee to Protect IMH Secured Loan
Toll free: 888-481-2877
Passcode: 4471177

Conference #12
12:00 PM Tuesday, June 8, 2010 for a duration of 1 hour (3:00 PM Eastern, 2:00 PM Central, 1:00 PM Mountain)

Conference Title: Committee to Protect IMH Secured Loan
Toll free: 877-857-6173
Passcode: 6815402

Conference #13
6:00 PM Tuesday, June 8, 2010 for a duration of 1 hour (9:00 PM Eastern, 8:00 PM Central, 7:00 PM Mountain)

Conference Title: Committee to Protect IMH Secured Loan
Toll free: 888-481-2877
Passcode: 4471177

Conference #14
12:00 PM Wednesday, June 9, 2010 for a duration of 1 hour (3:00 PM Eastern, 2:00 PM Central, 1:00 PM Mountain)

Conference Title: Committee to Protect IMH Secured Loan
Toll free: 877-857-6173
Passcode: 6815402

Conference #15
12:00 PM Thursday, June 10, 2010 for a duration of 1 hour (3:00 PM Eastern, 2:00 PM Central, 1:00 PM Mountain)

Conference Title: Committee to Protect IMH Secured Loan
Toll free: 877-857-6173
Passcode: 6815402

Conference #16
6:00 PM Thursday, June 10, 2010 for a duration of 1 hour (9:00 PM Eastern, 8:00 PM Central, 7:00 PM Mountain)

Conference Title: Committee to Protect IMH Secured Loan
Toll free: 888-481-2877
Passcode: 4471177

Conference #17
12:00 PM Friday, June 11, 2010 for a duration of 1 hour (3:00 PM Eastern, 2:00 PM Central, 1:00 PM Mountain)

Conference Title: Committee to Protect IMH Secured Loan
Toll free: 877-857-6173
Passcode: 6815402